                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12
                          The Student Loan Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
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[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
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     (3) Filing Party:
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     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

[LOGO OF STUDENT LOAN CORPORATION]
STUDENT
LOAN
CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date: Thursday, May 9, 2002
Time: 9:00 a.m., Eastern Time
Place:The Rihga Royal Hotel
      151 West 54th Street
      New York, NY 10019
      (212) 307-5000

    At the Annual Meeting, the following proposals are on the agenda for action by the stockholders:

   . To elect three directors to hold office until the annual meeting in 2005, and until the election and qualification of their successors;

   .   To ratify the selection of KPMG LLP as independent auditors for 2002; and

   .   To transact such other business as may properly come before the meeting.

    Please complete the enclosed proxy card and return it promptly in the enclosed envelope. If you do decide to attend the meeting, you can withdraw your proxy and vote in person at that time. Voting is by secret ballot. Stockholders of record at the close of business (5:00 P.M., Eastern Time) on March 29, 2002 are entitled to one vote for each share held. A list of these stockholders will be available at 750 Washington Boulevard, 9th Floor, Stamford, Connecticut for inspection for 10 days preceding the meeting, and also will be available for inspection at the meeting itself.

By order of the Board of Directors,

 /s/ Yiannis Zographakis
Yiannis Zographakis
Chief Executive Officer

                         THE STUDENT LOAN CORPORATION
                           750 Washington Boulevard
                              Stamford, CT 06901

                               -----------------

                                PROXY STATEMENT

                               -----------------

                        ANNUAL MEETING OF STOCKHOLDERS

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Student Loan Corporation (the "Corporation"). These proxies will be voted at the Annual Meeting of Stockholders of the Corporation, to be held at The Rihga Royal Hotel, 151 West 54th Street, New York, New York, on May 9, 2002, at 9:00 a.m. (Eastern Time), and at any adjournments or postponements of such meeting. The Board of Directors has set the close of business (5:00 P.M., Eastern Time) on March 29, 2002 as the record date for determining stockholders entitled to notice of and to vote at the meeting. As of the record date there were 20 million shares of the Corporation's common stock outstanding and eligible to vote. Each share of common stock entitles the holder thereof to one vote on each matter that is voted on at the meeting. This Proxy Statement and the accompanying proxy card are first being sent to stockholders on or about April 8, 2002.

I.  DIRECTORS AND NOMINEES FOR ELECTION AS DIRECTOR

   The Corporation has seven directors. The term of office of three of the seven directors will expire at the Annual Meeting and, accordingly, three nominees have been proposed for election as directors of the Corporation. The election of each nominee requires the affirmative vote of a plurality of the votes cast at the Annual Meeting.

   The following information with respect to each director is set forth below: name, age, positions and offices held, principal occupation, certain other of the director's activities and term of office as director. Messrs. Beckmann, Levinson and Young and Ms. Doynow are officers of Citigroup Inc. or its subsidiaries. Citigroup indirectly owns 80% of the outstanding common stock of the Corporation.

Bill Beckmann, 41. Mr. Beckmann has been Chairman of the Board of Directors of the Corporation since January 2001. Prior to that he was the President of the Corporation since October 1997 and its Chief Executive Officer since May 1998. Before joining the Corporation, from 1984 to 1994, he held a number of jobs with Citicorp subsidiaries, including managing strategic planning for the Citicorp Card Products Group, managing finance for Citicorp's private label credit card program and managing asset dispositions for a provider of real-time financial information. From 1994 to 1997, Mr. Beckmann was a Vice President of International Business Machines, most recently with responsibility for developing IBM's Internet business.

Mr. Beckmann is currently an employee of Citigroup and has been a director of the Corporation since October 1997. His current term as director expires at the annual meeting in 2004.

Gina Doynow, 43. Ms. Doynow has been the Business Manager for Citicorp's College Credit Card Unit since September 1999. Since joining Citicorp in 1988, she has held a number of operations, risk and marketing jobs within the Retail Bank and North American Card Services. These included Director of Revenue Services, a fee based enhancement business and Fraud Risk Policy Director. From 1995-1997, she also served as Citicorp's Representative to the MasterCard International Security Committee.

Ms. Doynow has been a director of the Corporation since August 2000. Her current term as director expires at the Annual Meeting, and she is a nominee for election for a term that expires at the annual meeting in 2005.

Jill H. Fadule, 38. Since October 2001, Ms. Fadule has served as a management consultant. Her clients include Harvard Business School and the Merrill Lynch Wealth Management Services unit. From 1999 until 2001, she was a Vice President at Merrill Lynch where she had responsibility for recruiting, hiring and training MBA candidates as part of Merrill Lynch's Wealth Management Associates Program. Beginning in 1990, Ms. Fadule held several positions at Harvard Business School. From 1992 to 1997, Ms. Fadule served as Director of MBA Admissions and Chairperson of the Admissions Board. In 1997, she was promoted to Managing Director of MBA Admissions and Financial Aid and served in that role until 1999.

From 1988 to 1990, Ms. Fadule was a consultant with Bain and Company, Inc. in Boston, principally engaged in strategic planning for multinational clients. From 1985 to 1987, Ms. Fadule worked for Prudential-Bache Securities as a financial analyst in the Investment Banking Division, prior to pursuing her MBA.

A graduate of Princeton University, Ms. Fadule earned an MBA degree from Harvard University.

The Board of Directors appointed Ms. Fadule as a director in July of 2001. Her current term as director expires at the Annual Meeting, and she is a nominee for election for a term that expires at the annual meeting in 2005.

Glenda B. Glover, 49. Dr. Glover has been the Dean of the School of Business of Jackson State University since 1994. From 1990 to 1994, she was the Chairperson of the Department of Accounting and an Assistant Professor at Howard University. Prior to joining Howard University, from 1985 to 1990, Dr. Glover was the Chief Financial Officer and a Senior Vice President of Metters Industries, Inc. From 1979 to 1984, she was the Project Manager for Tax Administration and Coordinator of Investor Relations at Potomac Electric Power Co. Dr. Glover founded the National Center for Enterprise Zone Research in 1987 and is currently the President of this non-profit economic development corporation.

Dr. Glover has been a director of the Corporation since May 1998. Her current term as director expires at the annual meeting in 2004.

Evelyn E. Handler, 68. Evelyn Handler is President of Merrimack Higher Education Associates, Inc., Bow, New Hampshire. She served as the Executive Director and Chief Executive Officer of the California Academy of Sciences from 1994 to 1997. Prior to joining the California Academy of Sciences, Dr. Handler served as a Research Fellow and as an Associate of the Graduate School of Education at Harvard, and a Senior Fellow at The Carnegie Foundation for the Advancement of Teaching. She served as President of Brandeis University from 1983 to 1991, and as President of the University of New Hampshire from 1980 to 1983. Previously, she was Dean of Sciences and Mathematics and professor of biological sciences at Hunter College.

A graduate of Hunter College, Dr. Handler earned her M.Sc. and her Ph.D. degrees from New York University. She has written extensively on myelogenous leukemia research. Dr. Handler is a Fellow of the American Association for the Advancement of Science and a Fellow of the New York Academy of Sciences. Additionally, she was elected to the Board of Governors of the New York Academy of Sciences in 1979. She holds honorary degrees from the University of Pittsburgh, Rivier College and Hunter College.

Dr. Handler has been a director of the Corporation since April 1993. Her current term as director expires at the annual meeting in 2003.

Carl E. Levinson, 55. Mr. Levinson is Division Executive of Citigroup's Consumer Assets Division and has been Chairman of CitiMortgage, Inc. since August 1992. Mr. Levinson joined Citicorp in 1973 as a manager of Funds Transfer in the New York Operating Group. In 1975 he became head of Finance, Administration and Operations for Citicorp Remittance Services and in 1979 was appointed Business Manager for Citicorp Remittance Services, a global check processing and cash management business. From 1982 to 1984, Mr. Levinson was the Global Product Manager for Citicorp Travelers Checks. In June 1984, Mr. Levinson moved into Citicorp Retail Services as Director of Business Development and Commercial Credit. In September 1986 he was appointed President and General Manager of Citicorp Retail Services, which offers private label credit card programs to leading retailers. He was appointed General Manager of Card Services in 1991 and spearheaded a corporate expense task force during the first half of 1992.

Mr. Levinson has been a director of the Corporation since October 1994, and from July 1997 through January 2001 served as Chairman of the Board. He also served as the Corporation's Chief Executive Officer from October 1997 to May 1998. His current term as director expires at the annual meeting in 2003.

David W. Young, 53. Mr. Young is the Treasurer of the Global Consumer Business of Citigroup. Mr. Young joined Citibank during 1972 in the New York State Expansion Program. He served as branch manager in Nassau County and subsequently was named district head for branches in the Syracuse and Albany areas. In 1981, he joined the Citicorp Investment Bank in Hong Kong where he was responsible for securities sales and swaps trading activities. In 1986, Mr. Young was appointed head of the exposure management division, which marketed and traded swaps and option derivatives for Citibank. During 1992, he managed the Asset Task Force to review how Citicorp managed its balance sheets and in 1993 he was made responsible for the Citibanking Treasury in the U.S. and Europe.

Mr. Young has been a director of the Corporation since August 2000. His current term as director expires at the Annual Meeting, and he is a nominee for election for a term that expires at the annual meeting in 2005.

Share Ownership of Directors and Named Executives

   The following directors, nominees and named executives and all current directors and executive officers as a group own, as of February 22, 2002, the number of shares of the Corporation's common stock set forth below. All owners have sole voting power and investment power with respect to such shares. The current directors and executive officers of the Corporation as a group beneficially own less than 1% of the total shares outstanding.

      Name                                                         Shares
      ----                                                         ------
      Bill Beckmann                                                6,000
      Catherine Birch                                                  0
      Gina Doynow                                                      0
      Jill H. Fadule                                                   0
      Glenda B. Glover                                                 0
      Steven J. Gorey                                                100
      Evelyn E. Handler                                                0
      Carl E. Levinson                                                 0
      Sue F. Roberts                                                 400
      David W. Young                                                   0
      Yiannis Zographakis                                            200
      All directors and executive officers as a group (11 persons) 6,700

Certain Other Share Owners

   Citibank (New York State), 99 Garnsey Road, Pittsford, New York 14534, an indirect wholly-owned subsidiary of Citigroup, is the only person known by the Corporation to own beneficially more than 5% of the Corporation's outstanding common stock. Citibank (New York State) is the owner of 16 million shares, accounting for 80% of the Corporation's outstanding common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

   The Corporation believes that all of the reports required to be filed under
Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") for 2001 were filed on a timely basis.

Classification of the Board

   The Corporation's directors are divided into three classes. The directors of each class serve for a term of three years, and therefore the stockholders of the Corporation generally will elect one-third of the directors at each annual meeting. Of the current members, Mses. Doynow and Fadule and Mr. Young serve for a term expiring at the 2002 Annual Meeting, Dr. Handler and Mr. Levinson serve for a term expiring at the 2003 Annual Meeting, and Mr. Beckmann and Dr. Glover serve for a term expiring at the 2004 Annual Meeting. Mses. Doynow and Fadule and Mr. Young are nominated for election at the 2002 Annual Meeting as members of the class to hold office until the third annual meeting following their election. If any nominee is unable to serve out his or her term, the Board may appoint a successor to fill the unexpired portion.

Board Meeting Data

   There were five meetings of the Board during 2001. All directors attended 75% or more of the total Board and committee meetings held, although Ms. Fadule began attending in July 2001 when she was appointed to the Board.

Board Committees

   The Board has constituted an Audit Committee and a Compensation Committee. The Board does not have a standing nominating committee; the entire Board considers candidates for election to the Board and makes nominations. The Audit Committee, which includes Ms. Fadule, Dr. Glover and Dr. Handler, had five meetings during 2001. The Compensation Committee, which includes Ms. Fadule, Dr. Glover and Dr. Handler, had four meetings during 2001.

   The principal functions of the Audit Committee include recommending independent auditors to be employed by the Corporation and conferring with those auditors; considering the adequacy of internal financial controls and the results of fiscal policies and financial management of the Corporation; and recommending to the Board policies and procedures for dealing with potential conflicts of interest. A copy of the Audit Committee Charter, adopted by the Board, is attached to this proxy statement as Annex A.

   The principal functions of the Compensation Committee are reviewing and recommending compensation for all executive officers of the Corporation, evaluating annually individual and corporate performance and evaluating information concerning such matters as competitive compensation levels and employee benefit programs.

AUDIT COMMITTEE REPORT

   In accordance with its written charter, which was approved in its current form by the Board of Directors on May 18, 2000, the Audit Committee assists the Board in oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Corporation. A copy of the Audit Committee charter is attached to this proxy statement as Annex A.

   The Audit Committee consists of three independent members (as independence is defined by the rules of the New York Stock Exchange).

   Management is responsible for the financial reporting process, the preparation of financial statements in accordance with generally accepted accounting principles, the system of internal controls, and procedures designed to insure compliance with accounting standards and applicable laws and regulations. The Corporation's independent auditors are responsible for auditing the financial statements. The Audit Committee's responsibility is to monitor and review these processes and procedures. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

   During 2001, the Audit Committee had five meetings. The meetings were conducted so as to encourage communication among the members of the Audit Committee, management, the internal auditors, and the Corporation's independent auditors, KPMG LLP. Among other things, the Audit Committee discussed with the Corporation's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee separately met with each of the internal and independent auditors, with and without management, to discuss the results of their examinations and their evaluations of the Corporation's internal controls. The Audit Committee also discussed with the Corporation's independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees".

   The Audit Committee reviewed and discussed the audited financial statements of the Corporation as of and for the year ended December 31, 2001 with management, the internal auditors, and KPMG LLP, the Corporation's independent auditors.

   The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee discussed with the auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also reviewed, among other things, the amount of fees paid to KPMG for audit and non-audit services and considered whether the provision of non-audit services by KPMG to the Corporation is compatible with maintaining KPMG's independence. KPMG did not provide any financial information systems design or implementation services to the Corporation during the fiscal year ended December 31, 2001.

   Based on the above-mentioned review and discussions with management, the internal auditors and the independent auditors, and subject to the above described limitations on the role and responsibilities of the Audit Committee and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

By the Audit Committee

Evelyn E. Handler, Chairman
Jill H. Fadule
Glenda B. Glover

Board Compensation

   In 2001 directors who were not employees of the Corporation or affiliated companies received an annual fee of $25,000 for service on the Board, an annual fee of $6,000 for service as Chairman of the Audit Committee or the Compensation Committee and a fee of $1,250 for attendance at each Board or committee meeting. Directors who are employees of the Corporation or affiliated companies do not receive any fees or additional compensation for services as members of the Board or any committee. All directors are reimbursed for travel and other related expenses.

EXECUTIVE OFFICERS

   The executive officers of the Corporation as of March 29, 2002 are set forth below. Officers serve at the pleasure of the Board.

     Name                Age           Position and Office Held
     ----                --- ---------------------------------------------
     Yiannis Zographakis 39  Chief Executive Officer
     Sue Fowler Roberts  51  President
     Catherine Birch     40  Vice President, Secretary and General Counsel
     Steven J. Gorey     41  Vice President and Chief Financial Officer

   Ms. Birch joined the Corporation in September 2001. She first joined Citibank in July of 2000 and acted as Vice President and General Counsel of Citibank's Consumer Finance Group. Prior to joining Citibank, Ms. Birch was a partner at Cummings & Lockwood, a full service law firm located in Stamford, Connecticut.

   Mr. Gorey joined the Corporation in August 2000. Prior to joining the Corporation, Mr. Gorey was Chief Financial Officer of Citibank's Consumer Assets Division. Prior to joining Citibank in November of 1998, Mr. Gorey spent thirteen years at Lehman Brothers in various senior financial management capacities.

   Ms. Roberts joined the Corporation in November 1998. Prior to joining the Corporation, she was President and Chief Executive Officer of Education First Marketing, LLC, a joint venture between Sallie Mae and Chase Manhattan Bank. From 1991 to March 1998, Ms. Roberts was a Vice President of Sallie Mae, most recently with responsibility for Sales, East Region.

   Mr. Zographakis joined the Corporation in March 1998 as the Chief Financial Officer and Treasurer. In July 2000 he was appointed the Chief Operations Officer, and in January 2001 he was named the Chief Executive Officer. Prior to joining the Corporation, Mr. Zographakis held various positions with Citibank, including Treasurer for the Consumer Bank in Greece, Director of Finance for CitiMortgage, Financial Controller for the Consumer Finance Division and Director of Finance for the Consumer Assets Division. Mr. Zographakis joined Citibank in 1990.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The Corporation has engaged and expects to continue to engage in a variety of business arrangements with Citigroup and its affiliates. Management believes that these agreements and transactions are on terms no less favorable to the Corporation than those that could be obtained from unaffiliated third parties.

   Citibank (New York State) has made available to the Corporation credit facilities pursuant to which the Corporation may borrow up to $20 billion for specified terms and at specified variable interest rates. At December 31, 2001, the Corporation's outstanding borrowings under these facilities were approximately $17.6 billion. During 2001, the Corporation incurred approximately $835.1 million in interest and fees to Citibank (New York State) pursuant to these credit facilities.

   Citigroup, which indirectly owns all of the stock of Citibank (New York State), Citibank, N.A., and other banking corporations, has agreed that neither Citigroup nor any of its majority-owned subsidiaries (other than the Corporation) will engage in the business of originating guaranteed student loans under the federal guaranteed student loan program or successor legislation or certain "alternative" student loans (collectively, "covered student loans"). The agreement will not prevent Citigroup or its subsidiaries from acquiring any institution that is in the business of originating covered student loans, provided that Citigroup or its subsidiaries must cease or dispose of the business within a specified period. The agreement does not restrict Citigroup and its affiliates from acquiring, holding or servicing covered student loans. Currently, Citigroup and its subsidiaries (other than the Corporation) do not hold or service any material amount of covered student loans, and have no plans to engage in such business to any significant extent. In addition, the agreement contains no restrictions on any lending activity by Citigroup and its affiliates, other than originating covered student loans. Citibank (New York State) and other bank subsidiaries of Citigroup are in the business of making personal loans, including loans specifically for the purpose of funding education costs and loans the proceeds of which may be used for those purposes.

   The agreement also restricts the Corporation from engaging in certain business activities that would compete with other affiliates of Citigroup. The Corporation does not believe that the agreement imposes any material restrictions on its current or planned operations. The agreement currently runs through June 22, 2002.

   Citigroup and its subsidiaries have licensed to the Corporation, for as long as the Corporation remains a direct or indirect majority-owned subsidiary of Citigroup, certain trade names and trademarks for use in the Corporation's business. In addition, Citibank (New York State) and certain of its bank affiliates currently allow the use of their mailing lists and provide other marketing arrangements to the Corporation, and the Corporation allows the use of its customer list by those affiliates during that same period.

   The Corporation and Citibank (New York State) have agreed that Citibank (New York State) or its affiliates will perform certain other functions and services for the Corporation. These services include data processing, financial and regulatory reporting, financial systems, payroll and benefits administration, telecommunications, audit, payment processing, legal affairs and support staff. The Corporation incurred approximately $12.2 million for the cost of those services provided by Citibank (New York State) and its affiliates in 2001. In addition, the Corporation has outsourced a substantial portion of its operations to affiliates. The Corporation paid approximately $32.3 million pursuant to these outsourcing arrangements in 2001.

   Citibank, N.A. provides the Corporation's office facility and furniture in Pittsford, New York under a lease agreement that, during 2001, provided for annual payments of approximately $1.2 million, which included the Corporation's allocable share of utilities and security expenses. The agreement expires in February 2007. The Corporation also pays for the Corporation's office facility and furniture in Stamford, Connecticut. There is no lease agreement for the Stamford, Connecticut office facility. During 2001, the Corporation paid $0.3 million for use of the Stamford facility, which included the Corporation's allocable share of utilities, security and cafeteria expenses.

   In order to comply with applicable banking laws, loans made under the Corporation's CitiAssist program are originated by Citibank (New York State) at the request of the Corporation and serviced by the Corporation. Expenses incurred by the Corporation in underwriting, disbursing and servicing CitiAssist loans for Citibank (New York State) are reflected in a service fee charged to Citibank (New York State) pursuant to an intercompany agreement. During 2001, Citibank (New York State) paid the Corporation approximately $5.6 million in fees in connection with the agreement. CitiAssist loans are purchased by the Corporation at a premium shortly after the final disbursement is made. As of December 31, 2001, the Corporation's CitiAssist loan portfolio totaled $1,186.7 million.

   The Corporation is included in various income tax or franchise tax returns of groups including Citibank (New York State) and other affiliated companies. The Corporation and Citibank (New York State) have entered into an agreement providing for allocations of various tax payments. The agreement also provides that the Corporation will pay to Citibank (New York State) one-half of the tax benefit derived by the Corporation as a result of specified transactions related to the establishment of the Corporation in 1992. During 2001, the Corporation received tax refunds, net of payments, of approximately $4.7 million from Citibank (New York State) pursuant to this agreement.

COMPENSATION

   Compensation of employees is based on an assessment of each individual employee's performance as well as the Corporation's performance in attaining or exceeding a set of targets agreed on by the management of the

Corporation and approved by the Compensation Committee. Employees of the Corporation participate in the compensation plans of Citigroup and its affiliates. Generally, compensation for the Corporation's executive officers consists of salary and an annual cash incentive award (both of which are paid directly by the Corporation), as well as a retirement plan, a savings incentive plan, a stock purchase plan, a medical plan and other benefit plans available to employees of Citigroup affiliates generally, in which executive officers also participate. The Corporation reimburses Citigroup for all costs incurred in connection with its employees' participation in Citigroup benefit plans. Certain officers and other employees of the Corporation have also received options to purchase Citigroup stock ("Citigroup options").

   The tables on pages 8 through 10 show, among other things, salaries and bonuses paid during the last three years, Citigroup options granted in 2001 and aggregate Citigroup option exercises in 2001 for the named executive officers.

                          SUMMARY COMPENSATION TABLE

                                 Annual Compensation     Long-Term Compensation
                                 --------------------------------------------------------------------
                                                                      Number of
                                                                     Securities
                                                      Restricted     Underlying
                                                        Stock     Citigroup Options    All Other
Name and Principal Position  Year  Salary   Bonus(1)   Awards(2)     Granted(3)     Compensation(4)
-----------------------------------------------------------------------------------------------------
 Bill Beckmann(8)            2001 $270,000  $243,750    $81,250          8,800           $      0
  Chairman                   2000 $260,718  $237,769    $79,231         16,000           $      0
                             1999 $253,125  $288,792    $36,208              0           $      0

 Catherine Birch(6)          2001 $161,944  $ 37,500    $12,500          1,000           $      0
  Vice President             2000 $160,000  $ 22,500    $ 7,500          2,000           $      0
  and General Counsel        1999       --        --         --             --                 --

 Steven Gorey(7)             2001 $157,500  $116,250    $38,750          4,500           $      0
  Vice President and         2000 $156,000  $112,509    $37,491          8,000           $      0
  Chief Financial Officer    1999 $150,000  $161,250    $18,750          2,000           $      0

 Sue Fowler Roberts(5)       2001 $200,000  $131,250    $43,750          4,375           $      0
  President                  2000 $191,500  $120,023    $39,977          6,533           $      0
                             1999 $185,000  $252,516    $12,483         10,000           $      0

 Yiannis Zographakis         2001 $150,000  $135,000    $45,000          4,375           $134,620
  Chief Executive Officer    2000 $150,000  $140,000    $     0          6,533           $ 90,876
                             1999 $127,000  $125,000    $     0            209           $ 72,711

(1) Bonus awards were made in 2002 based on 2001 performance.

(2) Restricted stock awards represent the value of Citigroup common stock (discounted 25% from market value to reflect restrictions on transfer and the possibility of forfeiture) granted under the Citigroup capital accumulation program ("CAP"). Under CAP, a recipient may not transfer restricted stock for three years after the award. If the recipient is still employed by a Citigroup subsidiary at the end of three years, the restricted stock becomes fully vested and freely transferable. From the date of the award, the recipient can vote the restricted stock and receives full dividends.

(3) Citigroup option grants are shown in the fiscal year granted. Citigroup options for 2001 were granted in January 2001, Citigroup options for 2000 were granted in April 2000, and Citigroup options for 1999 were granted in June 1999. All Citigroup options indicated in the table above are options to purchase the common stock of Citigroup, and the numbers of shares underlying Citigroup options have been adjusted for (i) the 2.5-to-1 exchange ratio applicable to Citicorp shares in the April 1998 Citicorp-Travelers Group merger, (ii) the 3-for-2 stock split effected by Citigroup in May 1999, and (iii) the 4-for-3 stock split effected by Citigroup in August 2000.

(4) Mr. Zographakis, as a resident non-citizen, also receives income to compensate him for the additional costs and expenses associated with working in a country other than his country of residence.

(5) Ms. Roberts joined the Corporation in 1998, and her 1999 bonus includes a $115,000 sign-on bonus.

(6) Ms. Birch's employment with the Corporation commenced in September 2001. Before September 2001, she was employed by an affiliate of the Corporation and her compensation was paid by that affiliate. As noted previously, Ms. Birch began employment with the affiliate in July 2000; for comparative purposes, her 2000 salary has been annualized. Citigroup paid Ms. Birch's incentive award in 2001.

(7) Mr. Gorey's employment with the Corporation commenced in August 2000. From November of 1998 until August 2000, Mr. Gorey was employed by an affiliate of the Corporation and his compensation was paid by that affiliate.

(8) In January 2001 when Mr. Beckmann resigned as the Corporation's Chief Executive Officer, Citigroup began paying his compensation including salary, bonus, and option grants.

                       OPTION GRANTS IN LAST FISCAL YEAR

--------------------------------------------------------------------------------------------------
                                                     Percent of
                                        Number of  Total Citigroup
                                        Securities     Options
                                        Underlying   Granted to
                                        Citigroup     Citigroup    Exercise             Grant Date
                                         Options    Employees in     Price   Expiration  Present
Name                                    Granted/1/ Fiscal Year/2/  ($/share)    Date     Value/3/
--------------------------------------------------------------------------------------------------
Bill Beckmann                             8,800          0.0%       53.125    1/16/11    $132,219
Catherine Birch                           1,000          0.0%       53.125    1/16/11    $ 15,025
Steven Gorey                              4,500          0.0%       53.125    1/16/11    $ 67,612
Sue Fowler Roberts                        4,375          0.0%       53.125    1/16/11    $ 65,734
Yiannis Zographakis                       4,375          0.0%       53.125    1/16/11    $ 65,734
--------------------------------------------------------------------------------------------------

(1) The 2001 Citigroup options are options to purchase the common stock of Citigroup, and were granted to certain employees of the Corporation meeting specified criteria, including minimum term of service and maximum annual compensation and based upon individual employee and Corporate performance. The Citigroup options generally vest in cumulative installments of 20% per year over a five year period and remain exercisable until the tenth anniversary of the date of the grant.

   Under the Citigroup reload program, Citigroup option holders can use Citigroup common stock they have owned for at least six months to pay the exercise price of their options and have shares withheld for the payment of income taxes due on exercise. They then receive a new reload option to make up for the shares they used or had withheld.

   At the time of grant a determination is made whether a Citigroup option may be exercised under the reload program, and the program guidelines may be amended by Citigroup at any time. For optionees who are eligible to participate in the reload program, the issuance of a reload option is not a new discretionary grant. Rather, the issuance results from rights that were granted to the Citigroup option holder as part of the initial Citigroup option grant. The reload option does not vest (i.e., become exercisable) for six months and expires on the expiration date of the initial grant.

   Each of the Citigroup options detailed above was granted as an initial Citigroup option and all may be exercised under the reload program.

(2) No individual listed above had more than 0.1% of the total Citigroup options granted to all employees of Citigroup and its subsidiaries. The Student Loan Corporation's employees received approximately 70,975 Citigroup options for 2001.

(3) The "Grant Date Present Value" numbers set forth in the table above were derived by application of a variation of the Black-Scholes option pricing model. The following assumptions were used in employing such model:

  . stock price volatility was calculated by using the weekly closing price of the Citigroup's Common Stock on the NYSE Composite Transactions for the one-year period prior to the grant date of each Citigroup option;

  . the risk-free interest rate for each option grant was the interpolated market yield on the date of grant on a Treasury bill with a term as close as possible to the subject estimated option life, as reported by the Federal Reserve;

  . the dividend yield (based upon the actual annual dividend rate during 2001) was assumed to be constant over the life of the option; and

  . exercise of the Citigroup option was deemed to occur three and one-half years after the date of grant.

   The potential value of Citigroup options granted depends entirely upon a long-term increase in the market price of Citigroup's common stock; if the stock price does not increase, the Citigroup options would be worthless.

         AGGREGATED CITIGROUP OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUE

-----------------------------------------------------------------------------------------------------
                                                Number of Securities         Value of Unexercised
                                               Underlying Unexercised            In-The-Money
                     Shares               Citigroup Options at Fiscal Year     Citigroup Options
                    Acquired                          End /1/               at Fiscal Year End /1/
                       on       Value     -----------------------------------------------------------
Name                Exercise   Realized   Exercisable   Unexercisable      Exercisable Unexercisable
-----------------------------------------------------------------------------------------------------
Bill Beckmann        24,999    $775,463      6,000         52,203             94,880       887,386
Catherine Birch       -0-        -0-           400          2,600              -0-           -0-
Steven Gorey          -0-        -0-         2,400         12,100             23,677        59,685
Sue F. Roberts        -0-        -0-         5,307         15,601             77,942       136,645
Yiannis Zographakis   -0-        -0-        14,912         16,999            378,832       228,052
-----------------------------------------------------------------------------------------------------

(1) Shares and options to purchase shares of Citicorp were automatically converted into shares and options to purchase shares, respectively, of Citigroup on October 8, 1998, at the ratio of 2.5 Citigroup shares for each Citicorp share. On May 28, 1999, Citigroup completed a 3-for-2 split of its shares and on August 25, 2000, Citigroup completed a 4-for-3 split of its shares. The value of Citigroup options reflected in the table is the market value of common stock on December 31, 2001 minus the related exercise price. The market value of Citigroup's common stock on the New York Stock Exchange composite tape as of December 31, 2001 was $50.48 per share.

Retirement plans

  Qualified Pension Plan

   Our domestic employees are covered by the Citigroup pension plan. Prior to January 1, 2002, different formulas applied depending upon a given employee's specific employment history with Citigroup. Effective January 1, 2002, this plan provides a single benefit formula for most of the covered population. Employees become eligible to participate in the Citigroup pension plan after one year of service, and benefits under the Citigroup pension plan generally vest after 5 years of service. The normal form of benefit under the Citigroup pension plan is a joint and survivor annuity (payable over the life of the participant and spouse) for married participants, and a single life annuity (payable for the participant's life only) for single participants. Other forms of payment are also available.

   The Citigroup cash balance benefit is expressed in the form of a hypothetical account balance. Benefit credits accrue annually at a rate between 1.5% and 6%; the rate increases with age and service. Interest credits are applied annually to the prior year's balance; these credits are based on the yield on 30-year Treasury bonds. Although the normal form of the benefit is an annuity, the hypothetical account balance is also payable as a single lump sum.

   Mr. Zographakis participates in a pension plan provided by an indirect wholly owned subsidiary of Citigroup located in Greece, where Mr. Zographakis is a citizen. The other named executives of the Corporation are covered as indicated above.

  Nonqualified Pension Plans

   Effective January 1, 2002, Citigroup's nonqualified pension programs no longer provide accruals for most employees covered by Citigroup's qualified pension plan. No further cash balance benefits will be accrued under these programs for most of the covered population. Prior to 2002, these nonqualified programs provided retirement benefits for compensation in excess of the Internal Revenue Code compensation limit ($200,000 for 2002), or in respect of benefits accrued in excess of the Internal Revenue Code benefit limit ($160,000 for 2002).

   The estimated annual benefit provided in total by all plans described above, expressed in the form of a single life annuity, is as follows:

                                     Years of
                                  service through Estimated annual
              Executive                2001           benefit
              ---------           --------------- ----------------
              Bill Beckmann             15            $95,345
              Catherine Birch            1            $40,527
              Steven Gorey               3            $51,441
              Sue Fowler Roberts         3            $24,832
              Yiannis Zographakis       11            $99,688

   These estimates are based on the following assumptions:

  .   The benefit is determined as of age 65 (or current age if older);

  . Covered compensation for each covered executive remains constant at 2001 levels;

  . Regulatory limits on compensation and benefits, and the Social Security Wage Base remain constant at 2002 levels;

  . The interest credit rate for cash balance benefits for 2002 (5.5%) remains constant; and

  . The interest rate used to convert hypothetical account balances to annual annuities for 2002 (5.5%) remains constant.

   In addition, Mr. Zographakis's benefits are denominated in Euros, accordingly his estimated annual benefit was converted into U.S. Dollars using a ratio of approximately .8895 Euros per U.S. Dollar as reported by Bloomberg L.P. for December 31, 2001.

COMPENSATION COMMITTEE REPORT

   The Compensation Committee of the Corporation's Board of Directors is responsible for reviewing and recommending compensation for all executive officers of the Corporation. The Committee, which met four times during 2001, consists of three directors who are not employees of the Corporation. The Committee annually evaluates individual and corporate performance.

   The Compensation Committee reviewed the performance of executive officers of the Corporation and the level of compensation recommended by management and determined the appropriate compensation for approval by the Board. Compensation for executive officers other than Mr. Beckmann was determined by the Committee based on input from, and recommendations made by, Mr. Beckmann. Mr. Beckmann's compensation was recommended and approved by Citigroup.

   Compensation for the Corporation's executive officers consists of salaries and annual cash incentive awards. In addition, all employees of the Corporation are eligible to participate in certain of the compensation plans of Citigroup and its affiliates, including a savings incentive plan, a stock purchase plan and a retirement plan. The Corporation reimburses Citigroup for the cost of its employees' participation in Citigroup's plans.

   Total annual compensation of executive officers is based on individual and corporate performance. While corporate performance measures are considered in setting compensation levels, no specific quantitative formula is used in making compensation decisions or recommendations.

   Salaries for the executive officers of the Corporation are established at levels considered appropriate in light of the duties and scope of responsibilities of each officer's position. Salaries are reviewed periodically and adjusted as warranted to reflect competitive pay levels. Annual cash incentive awards for the executive officers are based on an assessment of individual performance and corporate results in attaining or exceeding a set of targets agreed on by the management of the Corporation and approved by the Committee.

   Incentive awards, including stock option grants, vary based on assessments of each executive officer's individual contributions as well as corporate performance. The Committee reviews options granted to executive officers of the Corporation to purchase shares of Citigroup stock when determining whether to grant options to purchase the Corporation's stock. Although grants of Citigroup options were made to officers of the Corporation for 2001, after consultation with Directors, the Committee determined not to recommend the grant of any options to purchase the Corporation's stock for 2001.

By the Compensation Committee

Glenda B. Glover, Chairman
Evelyn E. Handler
Jill H. Fadule

STOCK PRICE PERFORMANCE

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                 THE STUDENT LOAN CORPORATION, THE S&P 500 AND
                              USA EDUCATION INC.



                                  [Line Graph]


                              1997(/1/) 1998(/1/) 1999(/1/) 2000(/1/) 2001(/1/)
                              --------  --------  --------  --------  --------
 The Student Loan Corporation   $100      $ 92      $107      $123      $195
 S&P 500.....................   $100      $129      $156      $141      $128
 USA Education Inc...........   $100      $122      $109      $179      $242

--------
(1) The dollar amounts set forth under this column are based on the closing prices on December 31 in each of the respective years.

II.  STOCKHOLDER APPROVAL OF SELECTION OF INDEPENDENT AUDITORS

   The Board believes it appropriate to submit for action by the stockholders its selection of KPMG LLP, certified public accountants, as auditors of the Corporation for the year 2002. The appointment of this firm is proposed by the Board based, in part, on KPMG's review of and familiarity with the Corporation's business as part of its audit of Citigroup. KPMG has served as the independent auditor for the Corporation since it commenced operations in 1992, for Citibank, N.A. since 1964, for Citicorp since it commenced operations in 1968 and for Citigroup and its predecessors since 1969.

   Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement and to be available to respond to questions regarding these or any other appropriate matters. Adoption of this proposal requires the affirmative vote of the holders of a majority of the votes cast at the meeting.

   The Board of Directors recommends a vote FOR this proposal.

Disclosure of Auditor Fees

   The following is a description of the fees billed to the Corporation by KPMG during the year ended December 31, 2001:

   Audit Fees: Audit fees billed to the Corporation by KPMG in connection with KPMG's review and audit of the Corporation's annual financial statements for the year ended December 31, 2001 and KPMG's review of the Corporation's interim financial statements included in the Corporation's Quarterly Reports on Form 10-Q during the year ended December 31, 2001 totaled approximately $103,275.

   Financial Information Systems Design and Implementation Fees: The Corporation did not engage KPMG to provide advice to the Corporation regarding financial information systems design and implementation during the year ended December 31, 2001.

   Other Audit-related Fees: Fees billed to the Corporation by KPMG for work performed during the year ended December 31, 2001 for all other audit-related services rendered to the Corporation totaled approximately $79,500. This work was comprised primarily of a required compliance review of the FFEL Program.

   All Other Fees: Fees billed to the Corporation by KPMG for tax related services totaled approximately $56,000.

OTHER MATTERS

   The Corporation will bear the cost of solicitation of proxies. Proxies may be solicited by mail, personal interview or telephone. Directors, officers and regular employees of the Corporation may solicit proxies by such methods without additional compensation. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorizations for the execution of proxy cards and will, upon request, be reimbursed for reasonable expenses incurred. Employees of Georgeson & Co. Inc. will also solicit proxies at a fee of approximately $2,000 plus out-of-pocket expenses.

   As of the date of this Proxy Statement, the Corporation does not intend to present and has not been informed that any other person intends to present any business not specified in this Proxy Statement for action at the meeting. If any other matters come before the meeting, proxies will be voted on such matters in accordance with the judgment of the person or persons authorized to vote the proxies.

   Only stockholders of record at the close of business (5:00 P.M., Eastern
Time) on March 29, 2002 will be entitled to notice of and to vote at the meeting. Stockholders are urged to sign the enclosed proxy card, solicited on behalf of the Corporation's Board, and to return it promptly in the enclosed envelope. Proxies will be voted in accordance with stockholders' directions. Signing the proxy card does not affect a stockholder's right to vote in person at the meeting, and the proxy may be revoked prior to its exercise by appropriate notice to the Corporation prior to the convening of the meeting. If no directions are given, proxies will be voted for the election of directors and for the approval of the selection of independent auditors. On these matters, abstentions and broker non-votes are not considered votes cast.

   Citibank (New York State), an indirect wholly-owned subsidiary of Citigroup, which exercises sole voting power over a majority of the outstanding shares of common stock, has advised the Corporation that it intends to vote all such shares in favor of the election of the nominees named herein and the ratification of the Corporation's independent auditors. Because of the voting power of Citibank (New York State), the nominees are assured election and the ratification of independent auditors is assured passage.

   Copies of the Corporation's Annual Report to Stockholders and Form 10-K may be obtained without charge by writing to the Corporation at 750 Washington Boulevard, Stamford, Connecticut 06901, Attention: Investor Relations, or by telephone request to (203) 975-6292.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR INCLUSION IN THE STUDENT LOAN CORPORATION'S 2003 PROXY STATEMENT

   In accordance with Rule 14a-8 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the Corporation will accept proposals of stockholders for possible inclusion in the Corporation's 2003 Proxy Statement through the close of business on December 7, 2002.

                                                                        ANNEX A

                         THE STUDENT LOAN CORPORATION

                        CHARTER OF THE AUDIT COMMITTEE

                                    Mission

   The Audit Committee of The Student Loan Corporation is a standing committee of the Board of Directors. Through an interactive process with management, Audit and Risk Review, and independent auditors, the Audit Committee receives information on and oversees the adequacy of the internal control environment established by management.

   Although the Audit Committee has the responsibilities and powers set forth in this Charter, the function of the Audit Committee is oversight. The members of the Audit Committee are not full-time employees of the Corporation and may not be, and may not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Corporation's financial statements or any professional certification as to the work of the independent auditors.

   The independent auditors are ultimately accountable to the Board of Directors and the Audit Committee. The Board of Directors, on the basis of the recommendation of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to select the independent auditors to be proposed for shareholder ratification in the proxy statement).

                                  Membership

   The Audit Committee will comprise at least three members of the Board of Directors who satisfy the independence, financial literacy and experience requirements of the New York Stock Exchange and any other regulatory requirements. (Pending election of a third such director, the Audit Committee will comprise two such members.) The Audit Committee members and the Audit Committee Chairman shall be designated by the Board of Directors.

                          Duties and Responsibilities

   Specifically, the Audit Committee shall:

  .   With respect to accounting and financial control policy:

     . receive an annual report from the Chief Financial Officer relating to accounting policies used in the preparation of the Corporation's financial statements (specifically those policies for which management is required to exercise discretion or regarding the implementation thereof);

     . receive periodic reports from the Chief Financial Officer relating to significant accounting developments and issues; and

     . review the possible impact of any impending significant changes in accounting standards or rules as promulgated by the FASB, SEC or others.

  .   With respect to the independent auditors:

     . recommend to the Board of Directors the independent auditors, subject to ratification by the stockholders;

     .   approve the fees to be paid to the independent auditors;

     .   review on an annual basis the performance of the independent auditors;
         and

     . monitor the independence of the Corporation's independent auditor(s), including

        . a review and discussion of the annual statement as to independence delivered by the independent auditors (ISBS 98-1);

        .   a review of non-audit services provided and related fees received;

        . a delineation of all relationships between the independent auditors and the Corporation that may affect the objectivity and independence of the independent auditors; and

        . recommendations that the Board of Directors take appropriate action in response to any concerns raised in the annual statement as to independence or the related Audit Committee discussions.

  .   With respect to Audit and Risk Review (ARR):

     . review, based upon the recommendation of the independent auditors and the chief auditor for the Corporation designated by ARR, the scope and plan of the independent audit, and the scope and plan of the work to be done by ARR;

     . review and evaluate the adequacy of the work performed by ARR, which shall encompass the examination and effectiveness of internal controls and the quality of the Corporation's performance in carrying out assigned control responsibilities;

     . address itself to specific issues or problems that arise, with the objective of identifying which processes need to be enhanced, if any, and satisfy itself that management has timely and reasonable corrective action plans; and

     . review the report of ARR regarding the expenses of, the perquisites paid to, and the conflicts of interest, if any, of members of the Corporation's senior management.

  .   Review with management and the independent auditor(s):

     . the Corporation's annual financial statements and related footnotes and the independent auditor's report thereon, including their report on the adequacy of internal controls and any significant recommendations they may offer to improve controls;

     . any significant reserves, accruals or estimates which may have a material impact on the financial statements;

     . any serious difficulties or disputes with management encountered by the independent auditor(s) during the course of the audit and any instances of second opinions sought by management;

     . other matters related to the conduct of the independent audit, which are communicated to the Audit Committee under generally accepted auditing standards; and

     . to the extent required under appropriate auditing standards or securities laws, rules or regulations, matters relating to interim financial statements.

  .   Consider and review with management and ARR:

     . the adequacy of internal controls over financial reporting and the safeguarding of assets and compliance with laws and regulations;

     . any difficulties encountered by ARR in the course of their audits, including any restrictions on the scope of their work or access to required information; and

     .   the adequacy of ARR's organization, resources and skills.

  . With respect to risk and control issues, in coordination with the Chief Financial Officer, satisfy itself that:

     . management has appropriate procedures, practices and processes in place to reasonably assure adherence to policies and limits relating to the assumption of risk, as established by the Risk Committee; and

     . the risks assumed by the Corporation are appropriately reflected in its books and records and that procedures are in place to assure the timeliness and integrity of the reporting thereof.

  . Review the findings of the independent auditors and ARR and primary regulatory agencies, including any annual report of exam/inspections provided by such agencies, and monitor responses to those findings and the related corrective action plans.

  . Review legal, regulatory and compliance matters that may have a material impact on the financial statements, and any material reports received from regulators.

  . At least annually, review the terms of all material contracts, arrangements and understandings between the Corporation on the one hand and the majority stockholder or its other affiliates on the other hand, and as needed, recommend policies and procedures to deal with conflicts of interest.

  . Receive and consider reports from management on an annual and/or as-needed basis relating to:

     .   tax developments and issues;

     .   technology control issues and status;

     .   fraud and operating losses.

  . Evaluate the adequacy of this Audit Committee Charter on an annual basis and recommend revisions, if any, to the Board of Directors.

  . Prepare any report required by the rules of the Securities and Exchange Commission to be included in the annual proxy statement.

  .   Perform other oversight functions as requested by the Board of Directors.

                                   Meetings

   The Audit Committee shall meet four times a year, or more frequently if circumstances dictate.

   The Audit Committee shall meet with and without management present. Separate meetings with the independent auditor(s) and ARR shall be called as the Audit Committee deems necessary. At least once a year, the Audit Committee shall meet alone with the independent auditors (no members of management shall be present), and alone with ARR (no other members of management or the independent auditors shall be present).

                                                                   MAY 18, 2000

2002 PROXY
                         THE STUDENT LOAN CORPORATION
    Annual Meeting of Stockholders--May 9, 2002, 9:00 A.M. (Eastern Time),
                             The Rihga Royal Hotel
                              151 West 54th Street
                            New York, New York 10019
                                (212) 307-5000

    INSTRUCTIONS--To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.

                Gina Doynow, Jill H. Fadule, and David W. Young
      Stock is NOT to be voted for the following nominee(s) for director:

                  ------------------------------------------

   The undersigned appoints Steven J. Gorey and Yiannis Zographakis, or any of them, proxies, each having power to substitute another person to vote all the stock of The Student Loan Corporation held of record by the undersigned on March 29, 2002 at the Annual Meeting of Stockholders of The Student Loan Corporation to be held on May 9, 2002 and at any adjournment thereof. The proxies have authority to vote such stock, as indicated on the reverse side hereof, (1) to elect directors and (2) to ratify the selection of Independent Auditors. The proxies are further authorized to vote such stock upon any other business that may properly come before the meeting or any adjournment thereof.

   Please indicate on the reverse side of this card how your stock is to be voted. Unless you otherwise indicate, this proxy will be voted "FOR" the election of directors and "FOR" the proposal on Independent Auditors.

   Please date and sign this proxy on the reverse side and return it promptly whether or not you expect to attend the meeting. You may, nevertheless, vote in person if you do attend.

          This Proxy is Solicited on Behalf of the Board of Directors

                      PROPOSALS OF THE BOARD OF DIRECTORS

                      The Directors Recommend a Vote FOR

                           I. Election of Directors

       [_] FOR     [_] WITHHOLD*     [_] ABSTAIN

                   II. Ratification of Independent Auditors

       [_] FOR       [_] AGAINST       [_] ABSTAIN

* To withhold authority to vote for any individual mark this box AND write that nominee's name on the line provided on the reverse side of this card.

                       This Proxy is Solicited on Behalf
                           of the Board of Directors

                   Please Sign Here exactly as your name(s)
                            appear(s) to the left.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:
--------------------------------------------------------------------------------
When signing as attorney, executor, administrator, trustee or guardian, please give full title.

 Unless you otherwise indicate, this proxy will be voted "FOR" the election of directors and "FOR" the proposal on Independent Auditors.